Exhibit 99.1

                      China Direct Trading Corp. to Acquire
                Magnet World Inc and Magnet World Ltd (Hong Kong)

    DAVIE, Fla., June 21 /PRNewswire-FirstCall/ -- China Direct
(OTC Bulletin Board: CHDT) announced today that it has agreed to acquire all of the outstanding shares of Magnet World Inc, U.S.A. and Magnet World Ltd in Hong Kong. Magnet World is one of the world's largest distributors of injection-molded magnets. Founded in 1984, the company has sold its products in over 75 countries over the past 20 years and has both a Hong Kong office and a U.S. home base. Magnet World Ltd is a registered Hong Kong trading company and holds valuable booth allocations in the two major Hong Kong gift shows as well as the Kenfair London and Las Vegas Asian shows. The company sells to the largest theme parks and importers worldwide and is considered to be the leader in the souvenir magnet industry. The acquisition is subject to usual and customary conditions and is scheduled to close on or about Sept. 15, 2004, if not sooner.
    "This acquisition brings valuable advantages and strengths to China Direct: immediate increase in revenues, profits and customer base; a complementary business that is an established leader in the souvenir magnet industry, diversification of our product line; improved infrastructure, including a Hong Kong base of operations; the experience and skills of Bruce Shirck, CEO of the acquired companies and a former senior executive of Lyons, a Sara Lee subsidiary, who is experienced at conducting business in China; enhanced marketing and sales, including immediate participation in all Hong Kong souvenir shows and extensive overseas advertising -- each necessary to being a major player in international souvenir business; and a business that has tremendous synergies with our own. Since the Magnet companies operate on the same model as China Direct, that being a lean operation that direct ships product from contract manufacturers to customers, we expect a smooth integration of the Magnet companies with our operations," said Howard Ullman, CEO of China Direct.

    About China Direct Trading Corporation
    CHDT is a global trading company engaged in product development, manufacturing, distribution, logistics and product placement into mass retail. The company holds patents and sells products to importers, theme parks and direct to retail worldwide. By establishing relationships with various governmental agencies, public and private institutions, and private industries in China, the Company aims to play a key role in assisting U.S. companies that desire to move production or investments into China as well as helping Chinese firms grow through U.S. distribution and financial support.
    For additional information, please visit http://www.chinadirecttradingco.com. Reference to the above Web sites is solely to provide additional information about the businesses of the companies referenced herein. Magnet World's products can be seen at http://www.magnetworld.net

    FORWARD-LOOKING STATEMENTS
    This press release contains forward-looking statements. These statements involve risks and uncertainties and actual results may differ. Potential risks and uncertainties include continued competitive pressures in the marketplace; the effect that competitive and economic factors and the Company's reaction to them may have on business buying decisions with respect to the Company's products; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements, and reduced end-user purchases relative to expectations; and the effect that the Company's dependency on manufacturing and logistics services provided by third parties may have on the quality or quantity of products manufactured. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

SOURCE  China Direct Trading Corp.
    -0-                             06/21/2004
    /CONTACT: Howard Ullman of China Direct Trading Corp., +1-954-474-0224/ /Web site: http://www.chinadirecttradingco.com /
                http://www.magnetworld.net /
    (CHDT)

CO:  China Direct Trading Corp.; Magnet World Inc; Magnet World Ltd
ST:  Florida, China
IN:  OTC REA
SU:  TNM